Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
FIRST QUARTER 2023 RESULTS

First quarter GAAP net loss of $6.4 million or $0.12 per diluted common share and
Distributable Earnings(1) of $15.1 million or $0.27 per diluted common share

- Subsequent to end of first quarter -

Declared second quarter 2023 dividend of $0.33 per common share and a supplemental dividend of $0.02 per common share

NEW YORK—(BUSINESS WIRE)—Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net loss of $6.4 million or $0.12 per diluted common share and Distributable Earnings(1) of $15.1 million or $0.27 per diluted common share for the first quarter of 2023.

“Our results this quarter demonstrated not only another period of healthy investment returns as we benefited from higher interest rates, but also solid progress with respect to resolving watch list assets,” said Bryan Donohoe, Chief Executive Officer of Ares Commercial Real Estate Corporation. “Our $0.27 of Distributable Earnings per diluted common share, inclusive of the previously announced realized loss of $0.10 per diluted common share, would have resulted in $0.37 per diluted common share without the realized loss, which more than fully covers our regular and supplemental quarterly dividend. We remain confident that our strong financial position, our deep credit capabilities and the broad resources of Ares Management will enable us to navigate the industry challenges, capitalize on an expanded market opportunity from bank retrenchment and continue to generate attractive dividends for shareholders.”

“We continued to build liquidity and operate with strong capital levels throughout the quarter,” said Tae-Sik Yoon, Chief Financial Officer of Ares Commercial Real Estate Corporation. “With non-spread based mark to market financing, net debt-to-equity below 2.0x and more than $150 million in cash representing more than 20% of stockholders’ equity as of March 31, 2023, we believe our strong balance sheet positions us to maximize credit outcomes on our higher risk rated assets and make new opportunistic investments with attractive risk adjusted returns.”

_________________________________
(1) Distributable Earnings is a non-GAAP financial measure. Refer to Schedule I for the definition and reconciliation of Distributable Earnings.

COMMON STOCK DIVIDEND

On February 15, 2023, the Board of Directors of the Company declared a regular cash dividend of $0.33 per common share and a supplemental cash dividend of $0.02 per common share for the first quarter of 2023. The first quarter 2023 dividend and supplemental cash dividend were paid on April 18, 2023 to common stockholders of record as of March 31, 2023.

On May 2, 2023, the Board of Directors of the Company declared a regular cash dividend of $0.33 per common share and a supplemental cash dividend of $0.02 per common share for the second quarter of 2023. The second quarter 2023 dividend and supplemental cash dividend will be payable on July 18, 2023 to common stockholders of record as of June 30, 2023.

ADDITIONAL INFORMATION

The Company issued a presentation of its first quarter 2023 results, which can be viewed at www.arescre.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “First Quarter 2023 Earnings Presentation.” The Company also filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 with the U.S. Securities and Exchange Commission on May 2, 2023.

CONFERENCE CALL AND WEBCAST INFORMATION

On Tuesday, May 2, 2023, the Company invites all interested persons to attend its webcast/conference call at 10:00 a.m. (Eastern Time) to discuss its first quarter 2023 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (877) 407-0312. International callers can access the conference call by dialing +1 (201) 389-0899. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through May 30, 2023 at 5:00 p.m. (Eastern Time) to domestic callers by dialing +1 (877) 660-6853 and to international callers by dialing +1 201 612 7415. For all replays, please reference access code 13736870. An archived replay will also be available through May 30, 2023 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation (the “Company”) is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management Corporation. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, currency fluctuations and challenges in the supply chain; the level of lending and borrowing spreads and interest rates, commercial real estate loan volumes, the ongoing impact of the COVID-19 pandemic on the U.S. and global economy, the impact of Russia's invasion of Ukraine and the international community's response, which created, and may continue to create, substantial political and economic disruption, uncertainty and risk; the Company’s ability to pay future dividends at historical levels or at all, and the risks described from time to time in the Company’s filings with the

Securities and Exchange Commission (the “SEC”), including, but not limited to, the risk factors described in Part I, Item 1A. Risk Factors in the Company's Annual Report on Form 10-K, filed with the SEC on February 15, 2023 and the risk factors described in Part II, Item 1A. Risk Factors in the Company's subsequent Quarterly Report on Form 10-Q, filed with the SEC on May 2, 2023. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or John Stilmar
(888) 818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Cash and cash equivalents	$153,764	$141,278
Loans held for investment ($846,718 and $887,662 related to consolidated VIEs, respectively)	2,173,205	2,264,008
Current expected credit loss reserve	(87,502)	(65,969)
Loans held for investment, net of current expected credit loss reserve	2,085,703	2,198,039
Loans held for sale, at fair value	27,375	—
Investment in available-for-sale debt securities, at fair value	28,007	27,936
Other assets ($2,959 and $2,980 of interest receivable related to consolidated VIEs, respectively; $128,334 and $129,495 of other receivables related to consolidated VIEs, respectively)	149,471	155,749
Total assets	$2,444,320	$2,523,002
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$698,153	$705,231
Notes payable	104,509	104,460
Secured term loan	149,247	149,200
Collateralized loan obligation securitization debt (consolidated VIEs)	735,839	777,675
Due to affiliate	3,899	5,580
Dividends payable	19,346	19,347
Other liabilities ($1,942 and $1,913 of interest payable related to consolidated VIEs, respectively)	15,024	13,969
Total liabilities	1,726,017	1,775,462
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at March 31, 2023 and December 31, 2022 and 54,606,826 and 54,443,983 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	537	537
Additional paid-in capital	813,748	812,788
Accumulated other comprehensive income	3,129	7,541
Accumulated earnings (deficit)	(99,111)	(73,326)
Total stockholders' equity	718,303	747,540
Total liabilities and stockholders' equity	$2,444,320	$2,523,002

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended March 31,
	2023	2022
	(unaudited)	(unaudited)
Revenue:
Interest income	$49,500	$33,364
Interest expense	(22,999)	(12,013)
Net interest margin	26,501	21,351
Revenue from real estate owned	—	2,672
Total revenue	26,501	24,023
Expenses:
Management and incentive fees to affiliate	3,010	2,974
Professional fees	771	778
General and administrative expenses	1,685	1,613
General and administrative expenses reimbursed to affiliate	732	834
Expenses from real estate owned	—	4,309
Total expenses	6,198	10,508
Provision for current expected credit losses	21,019	(594)
Realized losses on loans sold	5,613	—
Gain on sale of real estate owned	—	2,197
Income (loss) before income taxes	(6,329)	16,306
Income tax expense, including excise tax	110	105
Net income (loss) attributable to common stockholders	$(6,439)	$16,201
Earnings per common share:
Basic and diluted earnings (loss) per common share	$(0.12)	$0.34
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	54,591,650	47,204,397
Diluted weighted average shares of common stock outstanding	54,591,650	47,654,549
Dividends declared per share of common stock(1)	$0.35	$0.35

(1) There is no assurance dividends will continue at these levels or at all.

SCHEDULE I

Reconciliation of Net Income to Non-GAAP Distributable Earnings

Distributable Earnings is a non-GAAP financial measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. To maintain the Company’s REIT status, the Company is generally required to annually distribute to its stockholders substantially all of its taxable income. The Company believes the disclosure of Distributable Earnings provides useful information to investors regarding the Company's ability to pay dividends, which is one of the principal reasons the Company believes investors invest in the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Distributable Earnings is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fees the Company pays to its Manager (Ares Commercial Real Estate Management LLC), depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s Manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors. Loan balances that are deemed to be uncollectible are written off as a realized loss and are included in Distributable Earnings. Distributable Earnings is aligned with the calculation of “Core Earnings,” which is defined in the Management Agreement and is used to calculate the incentive fees the Company pays to its Manager.

Reconciliation of net income (loss) attributable to common stockholders, the most directly comparable GAAP financial measure, to Distributable Earnings is set forth in the table below for the three months and twelve months ended March 31, 2023 ($ in thousands):

	For the three months ended March 31, 2023	For the twelve months ended March 31, 2023
Net income (loss) attributable to common stockholders	$(6,439)	$7,145
Stock-based compensation	960	3,070
Incentive fees to affiliate	—	3,084
Provision for current expected credit losses	21,019	67,673
Realized gain on termination of interest rate cap derivative(1)	(457)	(1,496)
Distributable Earnings	$15,083	$79,476

Net income (loss) attributable to common stockholders	$(0.12)	$0.13
Stock-based compensation	0.02	0.06
Incentive fees to affiliate	—	0.06
Provision for current expected credit losses	0.39	1.26
Realized gain on termination of interest rate cap derivative(1)	(0.01)	(0.03)
Basic Distributable Earnings per common share	$0.28	$1.49

Net income (loss) attributable to common stockholders	$(0.12)	$0.13
Stock-based compensation	0.02	0.06
Incentive fees to affiliate	—	0.06
Provision for current expected credit losses	0.38	1.25
Realized gain on termination of interest rate cap derivative(1)	(0.01)	(0.03)
Diluted Distributable Earnings per common share	$0.27	$1.47
(1)For the three and twelve months ended March 31, 2023, Distributable Earnings includes a $0.5 million and $1.5 million, respectively, adjustment to reverse the impact of the $2.0 million realized gain from the termination of the interest rate cap derivative that was amortized into GAAP net income.